                                                                    EXHIBIT 21.1





                               RYDER SYSTEM, INC.

                        Subsidiaries as of March 1, 1995

                                                                    State/Country of
                                                                    ----------------
Name of Company                                                     Incorporation
---------------                                                     -------------
ATE Management and Service Company, Inc.                            Delaware
ATE Management of Duluth, Inc.                                      Minnesota
A.T.G. Automotive Transport Group, Inc.                             Canada
Automobile Transport Inc.                                           Canada
B & C, Inc. (1)                                                     Michigan
Blazer Truck Lines Inc. (2)                                         Michigan
F. J. Boutell Driveaway Co., Inc.                                   Michigan
Cape Area Transportation Systems, Inc.                              Massachusetts
Central Virginia Transit Management Company, Inc.                   Virginia
Commercial Carriers, Inc. (3)                                       Michigan
Commuter Services, Inc.                                             Virginia
E/H Service Corporation                                             Wisconsin
Far East Freight, Inc.                                              Florida
Forrest Rental Services Limited                                     England
Harbor Drive Realty, Inc.                                           Florida
H.N.S. Management Company, Inc.                                     Connecticut
Managed Logistics System, Inc.                                      Delaware
MCL Motor Carriers Limited                                          Canada
Merrimack Valley Area Transportation Co., Corp.                     Massachusetts
Metro Service Corp.                                                 Wisconsin
Mid-South Transportation Management, Inc.                           Tennessee
Mitchell Self Drive Limited                                         England
Murray Recon, Inc.                                                  New York
Network Sales, Inc. (4)                                             Tennessee
Network Vehicle Central, Inc.                                       Florida
Old Dominion Transit Management Company                             Virginia
OSHCO, Inc.                                                         Florida
Paratransit Brokerage Services, Inc.                                Massachusetts
Parking Management of Southwest Virginia, Inc.                      Virginia
QAT, Inc.                                                           Florida
RMX, Inc. (5)                                                       Delaware
RSI Acquisition Corp.                                               Delaware
RSI Purchase Corp.                                                  Delaware
RTA Transit Services, Inc.                                          Massachusetts
Ryder Automotive Carrier Group, Inc.                                Florida
Ryder Automotive Operations, Inc.                                   Florida
Ryder Capital S.A. de C.V.                                          Mexico
RYDERCORP                                                           Florida
RYDERCORP, Inc.                                                     Delaware
Ryder de Mexico S.A. de C.V.                                        Mexico
Ryder Dedicated Capacity, Inc.                                      Tennessee
Ryder Dedicated Logistics, Inc. (6)                                 Delaware
Ryder Dedicated Logistics Limited                                   England
Ryder Distribution Services Ltd.                                    England


Ryder Driver Leasing, Inc.                                          Florida
Ryder Energy Distribution Corporation                               Florida
Ryder (Europe) Limited                                              England
Ryder Finance, Inc.                                                 Florida
Ryder Freight Broker, Inc.                                          Virginia
Ryder International, Inc.                                           Florida
Ryder Mexicana, S.A. de C.V.                                        Mexico
Ryder Move Management, Inc.                                         Oregon
Ryder Pension Fund Limited                                          England
Ryder Plc                                                           England
Ryder Polska Sp. z o. o.                                            Poland
Ryder Puerto Rico, Inc.                                             Delaware
Ryder Realty, Inc.                                                  Delaware
Ryder Relocation Services, Inc.                                     Florida
Ryder Services Corporation (7)                                      Florida
Ryder Servicios S.A. de C.V.                                        Mexico
Ryder St. Louis Redevelopment Corporation                           Missouri
Ryder Student Transportation Services, Inc. (8)                     Florida
Ryder System, B.V.                                                  Amsterdam, Netherlands
Ryder System, Ltd.                                                  England
Ryder System Holdings (UK) Limited                                  England
Ryder Transport Services GmbH                                       West Germany
Ryder Transport Services Limited                                    England
Ryder Transportation Limited                                        England
Ryder Truck Rental, Inc. (9)                                        Florida
Ryder Truck Rental Canada Ltd. (10)                                 Canada
Ryder Truck Rental Limited                                          England
Ryder Truck Rental-One Way, Inc.                                    Delaware
Ryder Truckstops, Inc.                                              Florida
Ryder Vehicle Leasing & Sales Corp.                                 Barbados
Saunders Leasing System of Canada Limited [Canada] - being dissolved
Southwestern Virginia Transit Management Company, Inc.              Virginia
Terminal Service Co. (11)                                           Washington
Transit Management Company of Laredo                                Texas
Transit Management of Alexandria, Inc.                              Virginia
Transit Management of Charlotte, Inc.                               North Carolina
Transit Management of Connecticut, Inc.                             Connecticut
Transit Management of Decatur, Inc.                                 Illinois
Transit Management of Durham, Inc.                                  North Carolina
Transit Management of Great Falls, Inc.                             Montana
Transit Management of Hamilton, Inc.                                Ohio
Transit Management of Jamestown, Inc.                               New York
Transit Management of Monroe County, Inc.                           Michigan
Transit Management of Nashua, Inc.                                  New Hampshire
Transit Management of Richland, Inc.                                Ohio
Transit Management of St. Joseph, Inc.                              Missouri
Transit Management of Sioux Falls, Inc.                             South Dakota
Transit Management of Spartanburg, Inc.                             South Carolina
Transit Management of Tucson, Inc.                                  Arizona

Transit Management of Tyler, Inc.                                   Texas
Transit Management of Washoe, Inc.                                  Nevada
Transit Management of Waukesha, Inc.                                Wisconsin
Transport Support, Inc.                                             Delaware
Unilink Contract Hire Limited                                       England
UniRyder Limited                                                    England
United Contract Hire Limited                                        England
Westland Trailer Co., S.A. de C.V. [Mexico] - being dissolved
Westside Corporate Center, Inc.                                     Florida


(1)       Kentucky and Wisconsin:  B & C, Inc. of Michigan

(2)       California:  Michigan Blazer Truck Lines Inc.

(3)       Florida:  d/b/a Commercial Carriers of Michigan, Inc.

          Michigan and New York:  d/b/a Delavan

(4)       Ontario, Canada:  d/b/a Vehicle Network Sales

(5)       Texas:  Delaware RMX, Inc.

(6) Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia and Washington: d/b/a LogiCorp.

          Florida:  d/b/a UniRyder

(7)       New Jersey, Ohio and Texas:  d/b/a Ryder Claims Services Corporation

(8) California, Colorado, Connecticut, Illinois, Minnesota, Missouri, Montana and New Jersey: d/b/a Ryder Transportation

          California:  d/b/a Ryder

          Colorado:  d/b/a Grand Connection

          Illinois:  d/b/a North American Motor Coach

          Massachusetts:  d/b/a DePalma Transportation Sales

          Minnesota:  d/b/a Kare Kabs

          New York:  d/b/a Ryder Student Transportation

          Rhode Island:  d/b/a Ryder Student Transportation Sales

(9)       Maryland and Virginia:  d/b/a Ryder/Jacobs

          Michigan:  d/b/a Atlas Trucking, Inc.

          Michigan:  d/b/a Ryder Atlas Trucking of Western Michigan

(10)      French Name:  Location de Camions Ryder du Canada Ltee.

          Canadian Provinces:  Ryder Dedicated Logistics

(11)      Florida:  Terminal Service Co. of Washington